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                                                                  EXHIBIT 10.3

                           REVOLVING CREDIT NOTE

$5,000,000                                              MINNEAPOLIS, MINNESOTA

DUE: OCTOBER 31, 1998                                         JANUARY 15, 1998

     LOAN AMOUNT AND INTEREST RATE. FOR VALUE RECEIVED, LIFECORE BIOMEDICAL, INC., a Minnesota corporation ("Maker") promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), its successors and assigns, at its office at 300 Prairie Center Drive, Eden Prairie, Minnesota 55344, or such other place as the holder hereof may designate in writing from time to time, the principal sum of Five Million and no/100 Dollars ($5,000,000), or so much thereof as may be advanced from time to time pursuant to that certain Credit Agreement dated of even date herewith between the Maker and the Lender, as the same may be amended, modified, restated or replaced from time to time as agreed upon in writing by the Lender ("Credit Agreement"), in lawful money of the United States, together with interest from the date hereof on the unpaid balance hereof from time to time outstanding at the variable rate of interest established from time to time pursuant to the Credit Agreement. Interest hereon shall be computed on the actual number of days elapsed and a 360-day year.

     1.   PAYMENT SCHEDULE.  This Note shall be payable in the following manner:

     1.1 Accrued interest hereon shall be due and payable on the first day of each calendar month, commencing February 1, 1998, until all indebtedness evidenced hereby is paid in full. All outstanding principal and accrued and unpaid interest shall be due and payable on October 31, 1998.

     1.2 Each payment made under this Note shall be applied, first, to the amount then due for any expenses, costs or other expenditures incurred by the Lender in connection with this Note and payable by the Maker, and then applied to any accrued interest then due under this Note, and any balance thereafter remaining shall be applied against principal outstanding hereunder.

     1.3 Any payment due on any non-Business Day of the Lender shall be due upon (and interest shall accrue to) the next Business Day.

     2. CREDIT AGREEMENT. This Note is the Revolving Credit Note issued pursuant to the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits provided for in the Credit Agreement, or referred to therein. Reference is made to the Credit Agreement for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid and under which the due date of this Note may be accelerated. The provisions of the Credit Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein.)

     3. SECURITY. This Note is secured by, INTER ALIA, security interests granted by Maker in favor of Lender pursuant to the Security Agreement and the Pledge Agreement (as defined in the Credit Agreement).

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     4.   DEFAULT AND ACCELERATION.  If an Event of Default, as defined in the Credit Agreement or any other agreement made by any party in connection with this Note, shall occur, or if any portion of the indebtedness evidenced hereby is not paid when due, the Lender or other holder of this Note may, as provided in the Credit Agreement, declare the indebtedness evidenced hereby and all other indebtedness and obligations of the Maker to the Lender or holder hereof immediately due and payable and the Lender or other holder hereof may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. The foregoing shall be in addition to the rights of acceleration that may be provided in any loan agreement, security agreement, mortgage and/or other writing relating to the indebtedness evidenced hereby. If this Note is placed with any attorney(s) for collection upon any default, the Maker agrees to pay to the Lender or holder, its reasonable attorneys' fees and all lawful costs and expenses of collection, whether or not a suit is commenced.

     5. WAIVER. Time is of the essence. No delay or omission on the part of the Lender or other holder hereof in exercising any right or remedy hereunder shall operate as a waiver of such right or of any other right or remedy under this Note or any other document or agreement executed in connection herewith. All waivers by the Lender must be in writing to be effective and a waiver on any occasion shall not be construed as a bar to or a waiver of any similar right or remedy on a future occasion. The makers, endorsers, sureties, guarantors and all other persons liable for all or any part of the indebtedness evidenced by this Note jointly and severally waive presentment for payment, protest and notice of nonpayment. Such parties hereby consent without affecting their liability to any extension or alteration of the time or terms of payment hereon, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof and such parties shall remain bound in the same capacities as prior thereto upon each such event.

     6. ADDITIONAL SECURITY. As additional security for this Note, the Maker and any other party to this Note hereby grant to the Lender a security interest in any deposits or other sums at any time credited by or due from the Lender to any maker, endorser or guarantor hereof and any securities or other property of any maker, endorser or guarantor hereof in the possession of the lender or other holder of this Note. The Lender or other holder hereof may apply or set off such property deposits or other sums against the obligations hereunder at any time in case of makers, but only with respect to matured liabilities in the case of endorsers or guarantors.

     7.   JURISDICTION.   This Note represents a loan negotiated, executed
and to be performed in the State of Minnesota and shall be construed, interpreted and governed by the law of said state. The Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Maker against the Lender in connection with this Note shall be venued in the federal or state court that has jurisdiction over matters arising in Minneapolis, Minnesota.

     8. INTEREST LIMITATION. All agreements between the Maker and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be paid the Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Note, any document securing or executed in connection with this Note, or any other agreement between the Maker and the Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if the

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Lender should ever receive interest at a rate that would exceed the Maximum
Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between the Maker and the Lender and shall also be binding upon and available to any subsequent holder of this Note.

     IN WITNESS WHEREOF, the Maker has executed and delivered this Note to the Lender as of the day and year first above written.

                                     LIFECORE BIOMEDICAL, INC.,
                                     a Minnesota corporation

                                     By:  /s/ Dennis J. Allingham
                                         -------------------------------------
                                     Name: Dennis J. Allingham
                                     Title: Executive Vice President and Chief
                                             Financial Officer

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